EXHIBIT 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2022 RESULTS

PEORIA, ILLINOIS, January 25, 2023 – RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2022 net earnings of $97.8 million ($2.13 per share), compared to $95.3 million ($2.08 per share) for the fourth quarter of 2021. Operating earnings(1) for the fourth quarter of 2022 were $70.5 million ($1.53 per share), compared to $55.3 million ($1.21 per share) for the same period in 2021.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2022	2021	2022	2021
Net earnings	$2.13	$2.08	$12.74	$6.11
Operating earnings (1) (2)	$1.53	$1.21	$4.69	$3.48

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share due to the sale of RLI’s investment in Maui Jim. Prior period amounts have been restated to reflect the adjustment.

Highlights for the quarter included:

●	Underwriting income(1) of $54.0 million on a combined ratio(1) of 82.1.
●	14% increase in gross premiums written.
●	59% increase in net investment income.
●	Favorable development in prior years’ loss reserves, resulting in a $17.0 million net increase in underwriting income.
●	Special dividend of $7.00 per share, representing $318.1 million returned to shareholders.

Highlights for the year included:

●	Underwriting income(1) of $178.2 million on a combined ratio(1) of 84.4.
●	16% increase in gross premiums written.
●	Favorable development in prior years’ loss reserves, resulting in a $106.5 million net increase in underwriting income.
●	Net earnings include $434.4 million ($9.49 per diluted share) related to the sale of Maui Jim, Inc.
●	Book value per share of $25.89, an increase of 25% (inclusive of dividends) from year-end 2021.

“In 2022, we continued to provide outstanding service to our customers while delivering profitable growth,” said RLI Corp. President & CEO Craig Kliethermes. “We faced some headwinds from hurricane activity and capital market volatility, but strong underwriting performance across all product segments resulted in 16% growth in gross premiums written for the year and an 84 combined ratio, marking our 27th consecutive year of underwriting profitability. We also successfully closed on the sale of our minority ownership interest in Maui Jim and were able to share excess capital generated with shareholders through a $7 per share special dividend.

“I’m proud of what our team accomplished in 2022 and want to thank our talented associate owners for their dedication to our mission and our customers. In the year ahead, we anticipate the industry will remain dynamic. We will continue to address both the opportunities and challenges with discipline, and a focus on the long-term success of our company.”

Underwriting Income

RLI achieved $54.0 million of underwriting income in the fourth quarter of 2022 on an 82.1 combined ratio, compared to $49.7 million on an 80.7 combined ratio in 2021.

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For the year, RLI achieved $178.2 million of underwriting income on an 84.4 combined ratio, compared to $129.9 million on an 86.8 combined ratio in 2021. Favorable development in prior years’ loss reserves resulted in a $106.5 million net increase to underwriting income in 2022, which was partially offset by $44.4 million of hurricane and storm losses. Comparatively, favorable development in prior years’ loss reserves resulted in a $106.5 million net increase to underwriting income in 2021, which was partially offset by $50.2 million of hurricane and storm losses.

The following table highlights underwriting income and combined ratios by segment for the year.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2022	2021		2022	2021
Casualty	$73.8	$95.5	Casualty	89.6	84.9
Property	72.5	11.3	Property	76.4	95.1
Surety	31.9	23.1	Surety	74.4	80.0
Total	$178.2	$129.9	Total	84.4	86.8

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 58.7% to $28.5 million, compared to the same period in 2021. For the year ended December 31, 2022, net investment income was $86.1 million, compared to $68.9 million for the same period in 2021. The investment portfolio’s total return was 2.3% for the quarter and -11.5% for the year.

RLI’s comprehensive earnings were $113.3 million for the quarter ($2.47 per share), compared to $78.2 million ($1.71 per share) for the same quarter in 2021. Full-year comprehensive earnings were $304.5 million ($6.65 per share), compared to $220.5 million ($4.82 per share) in 2021. In addition to net earnings, comprehensive earnings included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Equity in earnings of Maui Jim, Inc. (Maui Jim), a producer of premium sunglasses, was $3.5 million for the quarter, as post-closing adjustments were made after the sale. Equity in earnings of Prime Holdings Insurance Services, Inc. (Prime), a specialty insurance company, was $3.7 million. Comparatively, for the fourth quarter of 2021, equity in earnings of unconsolidated investees from Maui Jim and Prime was $3.1 million and $5.3 million, respectively. For the year ended December 31, 2022, equity in earnings of Maui Jim was $0.4 million, down from $22.8 million in 2021, primarily due to transaction related expenses from the sale of the company. Equity in earnings of Prime was $13.0 million in 2022, compared to $17.0 million in 2021.

Special and Regular Dividends

On December 20, 2022, the company paid a special cash dividend of $7.00 per share and a regular quarterly dividend of $0.26 per share for a combined total of $329.9 million. RLI has paid dividends for 186 consecutive quarters and increased regular dividends in each of the last 47 years. Over the last 10 years, the company has returned $1.37 billion to shareholders and the regular quarterly dividend has grown an average of 5.0% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

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Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Additionally, equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating EPS due to the sale of RLI’s investment. Operating earnings and operating EPS for prior periods have been restated to reflect the equity in earnings of Maui Jim adjustment. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2022 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the fourth quarter, the company’s A+ (Superior) financial strength rating was affirmed by AM Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central standard time (CST) tomorrow, January 26, 2023, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/603734663.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2021.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 47 consecutive years and delivered underwriting profits for 27 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2022	2021	2022	2021
Favorable development in casualty prior years' reserves	$14.0	$25.7	$87.0	$109.5
Favorable development in property prior years' reserves	$0.4	$—	$21.2	$8.4
Favorable development in surety prior years' reserves	$1.1	$3.2	$10.4	$5.8

Net incurred losses related to:
2022 storms	$(8.0)	$—	$(13.0)	$—
Hurricane Ian	$2.0	$—	$(38.0)	$—
2021 and prior events	$4.0	$—	$4.0	$(56.8)

	Operating Earnings Per Share
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating Earnings Per Share(1) (2)	$1.53	$1.21	$4.69	$3.48

Specific items included in operating earnings per share:(3) (4)
Net favorable development in casualty prior years' reserves	$0.21	$0.40	$1.31	$1.72
Net favorable development in property prior years' reserves	$0.01	$—	$0.32	$0.07
Net favorable development in surety prior years' reserves	$0.01	$0.02	$0.15	$0.03

Net incurred losses related to:
2022 storms	$(0.12)	$—	$(0.20)	$—
Hurricane Ian	$0.03	$—	$(0.57)	$—
2021 and prior events	$0.06	$—	$0.06	$(0.84)

Gain from tax benefit of special dividend to ESOP(5)	$0.08	$0.02	$0.08	$0.02

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share due to the sale of RLI’s investment in Maui Jim. Prior period amounts have been restated to reflect the adjustment.
(3)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(4)	Reserve development reflects changes from previously estimated losses.
(5)	Dividends paid on employer securities in an ESOP are fully deductible from taxable income and resulted in a 21% tax benefit.

RLI CORP

2022 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2022	2021	% Change	2022	2021	% Change
Net premiums earned	$301,006	$257,919	16.7%	$1,144,436	$980,903	16.7%
Net investment income	28,453	17,933	58.7%	86,078	68,862	25.0%
Net realized gains (losses)	(3,047)	11,780	NM	588,515	64,222	NM
Net unrealized gains (losses) on equity securities	34,181	35,732	(4.3)%	(121,037)	65,258	NM
Consolidated revenue	$360,593	$323,364	11.5%	$1,697,992	$1,179,245	44.0%
Loss and settlement expenses	125,849	101,028	24.6%	514,376	456,602	12.7%
Policy acquisition costs	97,753	84,794	15.3%	369,632	317,468	16.4%
Insurance operating expenses	23,418	22,403	4.5%	82,212	76,907	6.9%
Interest expense on debt	2,013	1,966	2.4%	8,047	7,677	4.8%
General corporate expenses	4,347	3,797	14.5%	12,900	13,330	(3.2)%
Total expenses	$253,380	$213,988	18.4%	$987,167	$871,984	13.2%
Equity in earnings of unconsolidated investees	6,792	7,653	(11.3)%	9,853	37,060	(73.4)%
Earnings before income taxes	$114,005	$117,029	(2.6)%	$720,678	$344,321	109.3%
Income tax expense	16,171	21,745	(25.6)%	137,267	64,967	111.3%
Net earnings(3)	$97,834	$95,284	2.7%	$583,411	$279,354	108.8%

Other comprehensive earnings (loss), net of tax	15,490	(17,078)	NM	(278,902)	(58,888)	NM
Comprehensive earnings	$113,324	$78,206	44.9%	$304,509	$220,466	38.1%

Operating earnings(1):
Net earnings(3)	$97,834	$95,284	2.7%	$583,411	$279,354	108.8%
Less:
Net realized (gains) losses	3,047	(11,780)	NM	(588,515)	(64,222)	NM
Income tax on realized gains (losses)	(646)	2,474	NM	124,415	13,487	NM
Net unrealized (gains) losses on equity securities	(34,181)	(35,732)	(4.3)%	121,037	(65,258)	NM
Income tax on unrealized gains (losses) on equity securities	7,178	7,503	(4.3)%	(25,418)	13,703	NM
Equity in earnings of Maui Jim	(3,493)	(3,095)	12.9%	(372)	(22,786)	(98.4)%
Income tax on equity in earnings of Maui Jim	734	650	12.9%	78	4,785	(98.4)%
Operating earnings(2)	$70,472	$55,304	27.4%	$214,636	$159,063	34.9%

Return on Equity:
Net earnings				48.6%	23.2%
Comprehensive earnings				25.4%	18.3%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,954	45,730		45,794	45,712

Net earnings per share(2)	$2.13	$2.08	2.4%	$12.74	$6.11	108.5%
Less:
Net realized (gains) losses	0.06	(0.26)	NM	(12.84)	(1.40)	NM
Income tax on realized gains (losses)	(0.01)	0.05	NM	2.72	0.30	NM
Net unrealized (gains) losses on equity securities	(0.74)	(0.77)	(3.9)%	2.64	(1.44)	NM
Income tax on unrealized gains (losses) on equity securities	0.16	0.16	—%	(0.56)	0.30	NM
Equity in earnings of Maui Jim	(0.08)	(0.06)	33.3%	(0.01)	(0.49)	(98.0)%
Income tax on equity in earnings of Maui Jim	0.01	0.01	—%	—	0.10	(100.0)%
Operating earnings per share(1)(2)	$1.53	$1.21	26.4%	$4.69	$3.48	34.8%

Comprehensive earnings per share	$2.47	$1.71	44.4%	$6.65	$4.82	38.0%

Cash dividends per share - ordinary	$0.26	$0.25	4.0%	$1.03	$0.99	4.0%
Cash dividends per share - special	7.00	2.00	NM	7.00	2.00	NM

Net Cash Flow provided by (used in) Operations(4)	$(32,438)	$104,464	(131.1)%	$250,448	$384,905	(34.9)%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating earnings per share due to the sale of RLI’s investment in Maui Jim. Prior period amounts have been restated to reflect the adjustment.
(3)	Net earnings include $434.4 million related to the sale of Maui Jim, which was completed in the third quarter of 2022.
(4)	Proceeds from the sale of Maui Jim were classified as cash flow from investing activities, not operating activities. However, $116.5 million of tax payments related to the sale were included as operating cash outflows.

NM = Not Meaningful

RLI CORP

2022 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2022	2021	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,666,950	$2,409,887	10.7%
(amortized cost - $2,945,273 at 12/31/22)
(amortized cost - $2,346,267 at 12/31/21)
Equity securities, at fair value	498,382	613,776	(18.8)%
(cost - $328,019 at 12/31/22)
(cost - $324,501 at 12/31/21)
Short-term investments	36,229	—	NM
Other invested assets	47,922	50,501	(5.1)%
Cash and cash equivalents	22,818	88,804	(74.3)%
Total investments and cash	$3,272,301	$3,162,968	3.5%

Accrued investment income	21,259	17,505	21.4%
Premiums and reinsurance balances receivable	189,501	167,279	13.3%
Ceded unearned premiums	138,457	130,916	5.8%
Reinsurance balances recoverable on unpaid losses	740,089	608,086	21.7%
Deferred policy acquisition costs	127,859	103,553	23.5%
Property and equipment	49,573	52,161	(5.0)%
Investment in unconsolidated investees	58,275	171,311	(66.0)%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	40,269	—	NM
Other assets	75,923	40,961	85.4%
Total assets	$4,767,068	$4,508,302	5.7%

Unpaid losses and settlement expenses	$2,315,637	$2,043,555	13.3%
Unearned premiums	785,085	680,444	15.4%
Reinsurance balances payable	61,100	42,851	42.6%
Funds held	101,144	89,773	12.7%
Income taxes - deferred	—	83,509	(100.0)%
Current portion of long-term debt	199,863	—	NM
Long-term debt	—	199,676	(100.0)%
Accrued expenses	94,869	98,274	(3.5)%
Other liabilities	32,029	40,859	(21.6)%
Total liabilities	$3,589,727	$3,278,941	9.5%
Shareholders' equity	1,177,341	1,229,361	(4.2)%
Total liabilities & shareholders' equity	$4,767,068	$4,508,302	5.7%

OTHER DATA:
Common shares outstanding (in 000's)	45,470	45,289

Book value per share	$25.89	$27.14	(4.6)%
Closing stock price per share	$131.27	$112.10	17.1%

Statutory surplus	$1,437,324	$1,240,649	15.9%

RLI CORP

2022 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2022

Gross premiums written	$221,729		$127,932		$34,127		$383,788
Net premiums written	175,132		91,332		32,031		298,495
Net premiums earned	183,338		84,912		32,756		301,006
Net loss & settlement expenses	102,623	56.0%	20,558	24.2%	2,668	8.1%	125,849	41.8%
Net operating expenses	67,344	36.7%	32,105	37.8%	21,722	66.4%	121,171	40.3%
Underwriting income(1)	$13,371	92.7%	$32,249	62.0%	$8,366	74.5%	$53,986	82.1%

2021

Gross premiums written	$213,563		$91,270		$32,396		$337,229
Net premiums written	163,796		68,443		29,166		261,405
Net premiums earned	165,822		63,444		28,653		257,919
Net loss & settlement expenses	82,820	49.9%	18,281	28.8%	(73)	(0.3)%	101,028	39.2%
Net operating expenses	61,737	37.3%	25,179	39.7%	20,281	70.8%	107,197	41.5%
Underwriting income(1)	$21,265	87.2%	$19,984	68.5%	$8,445	70.5%	$49,694	80.7%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2022

Gross premiums written	$926,231		$499,461		$139,794		$1,565,486
Net premiums written	744,607		364,644		132,285		1,241,536
Net premiums earned	711,832		307,886		124,718		1,144,436
Net loss & settlement expenses	381,436	53.6%	120,745	39.2%	12,195	9.8%	514,376	44.9%
Net operating expenses	256,607	36.0%	114,619	37.2%	80,618	64.6%	451,844	39.5%
Underwriting income(1)	$73,789	89.6%	$72,522	76.4%	$31,905	74.4%	$178,216	84.4%

2021

Gross premiums written	$871,584		$347,866		$127,904		$1,347,354
Net premiums written	674,709		262,816		120,008		1,057,533
Net premiums earned	633,639		231,837		115,427		980,903
Net loss & settlement expenses	311,627	49.2%	129,924	56.0%	15,051	13.0%	456,602	46.5%
Net operating expenses	226,493	35.7%	90,613	39.1%	77,269	67.0%	394,375	40.3%
Underwriting income(1)	$95,519	84.9%	$11,300	95.1%	$23,107	80.0%	$129,926	86.8%

(1)	See discussion above: Non-GAAP and Performance Measures.